Exhibit 99.1

Legacy Reserves LP Announces Termination of Wyoming Natural Gas Acquisition

MIDLAND, Texas, Nov. 23, 2011 (GLOBE NEWSWIRE) — Legacy Reserves LP (“Legacy”) (Nasdaq:LGCY) today announced that it has reached an agreement with the seller to terminate effective today the previously announced purchase agreement for a proposed acquisition of natural gas properties located in Fremont County, Wyoming.

About Legacy Reserves LP

Legacy Reserves LP is an independent oil and natural gas limited partnership headquartered in Midland, Texas, focused on the acquisition and development of oil and natural gas properties primarily located in the Permian Basin, Mid-Continent and Rocky Mountain regions of the United States. Additional information is available at www.LegacyLP.com.

This press release includes forward-looking statements regarding future events. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Legacy Reserves LP, and a variety of risks that could cause results to differ materially from those expected by the management of Legacy Reserves LP. Legacy Reserves LP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

CONTACT:	Legacy Reserves LP
Steven H. Pruett
President and Chief Financial Officer
432-689-5200